EXHIBIT 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common stock, $0.01 par value, of Potbelly Corporation dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.
Dated:	November 16, 2017

PRIVET FUND LP
By: Privet Fund Management LLC, Its Managing Partner
By:	/s/ Ryan Levenson
Name: Ryan Levenson
Title: Sole Manager

PRIVET FUND MANAGEMENT LLC

By:	/s/ Ryan Levenson
Name: Ryan Levenson
Title: Sole Manager

                                       /s/ Ryan Levenson
                                       Ryan Levenson